Northwest Bancshares, Inc. Announces Board of Directors Leadership Transition COLUMBUS, OH (May 12, 2025) — Northwest Bancshares, Inc. (“Northwest”) (Nasdaq: NWBI), today announced a change in its board of directors as part of a leadership transition. As a result of his impending retirement from the board of directors in 2026, Timothy B. Fannin has stepped down as Board Chair, and has been succeeded by Vice Chair Timothy M. Hunter. Mr. Fannin joined the board in 2013 and was appointed Non-Executive Chairman in 2022. Mr. Hunter joined the Board in 2015, was appointed Vice Chair in 2023 and, at the company’s recent annual meeting, was appointed to the Non-Executive Chairman position. “On behalf of our Board, executive leadership team and Northwest team members, I’d like to thank Tim Fannin for all his contributions to the company,” said Louis J. Torchio, President and CEO, Northwest Bancshares, Inc. “The company is in a dramatically different place from when he joined the board in 2013. His deep financial experience and leadership has helped us make significant progress on our strategy, to where we are today, on track to becoming a Top 100 US bank by assets in late July when we expect to close on our merger with Penns Woods.” Fannin added, “It has been an honor to serve as Chairman of Northwest Bancshares, Inc. I am proud of all that the company has accomplished, working to deliver against its strategic growth plan, including largest acquisition in the company’s history, and building on its rich heritage of customer-focused, community banking. With a talented team in place and the company solidly executing on its organic and inorganic growth strategy, it is the right time to transition Board leadership.”

Hunter commented, “It has been a privilege to serve on the Board with Tim since I joined in 2015. Under his leadership, the company has made great progress. As Chairman, I look forward to working with Lou and his executive leadership team to continue moving the company forward, and capitalizing on opportunities aligned with our strategy for sustainable, responsible, and profitable growth.” Torchio concluded, “Having served the past two years as Northwest’s Vice Chair, and as former Chair of the Bank’s Compensation Committee, coupled with his business and financial experience, Tim is highly qualified and well suited for his new role. We will be well served by Tim's leadership in the coming years, and I look forward to working closely with him.” Hunter has extensive business experience, and he served as President and Chief Executive Officer of McInnes Rolled Rings in Erie, Pennsylvania from 2003 through 2024. He has served on various business and philanthropic boards and is a past Chairman of the Manufacturer and Business Association and the Erie Community Foundation. Hunter is a CPA and worked for Ernst & Young in Philadelphia, Pennsylvania. He is a graduate of Villanova University, with a bachelor’s in accounting. About Northwest Bancshares, Inc. Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. Currently, Northwest operates 130 full-service financial centers and eleven free-standing drive-up facilities in Pennsylvania, New York, Ohio, and Indiana. Northwest Bancshares, Inc.'s common stock is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.bank. Forward-Looking Statements This release may contain forward-looking statements with respect to the proposed merger between Northwest and Penns Woods including, without limitation, statements with respect to the expected timing of and benefits of the proposed merger. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including, without limitation: (1) the merger may not close in the prospective timeframe, or at all; (2) the businesses of Northwest and Penns Woods may not be integrated successfully or such integration may take longer to accomplish than expected; (3) the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; and (4) disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law. Northwest Bancshares Contacts Investor Contact: Michael Perry, Corporate Development & Strategy (814) 726-2140 Media Contact: Ian Bailey, External Communications (380) 400-2423